UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: November 3, 2008
(Date of earliest event reported)
Akorn, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-32360	72-0717400
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1925 West Field Court, Suite 300
Lake Forest, IL 60045
(Address of principal executive offices, zip code)
(800) 932-5676
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1

Item 1.01 Entry into a Material Definitive Agreement.
     On November 3, 2008, Akorn Inc. (“Akorn”) entered into a Commitment Letter (the “Commitment Letter”) with General Electric Capital Corporation, an affiliate of GE Healthcare Financial Services, Inc. (“GE”), pursuant to which, among other things and subject to terms and conditions set forth in the Commitment Letter, GE committed to provide a $25,000,000 senior secured revolving credit facility (the “Credit Facility”) to Akorn in return for Akorn agreeing to pay all reasonable costs incurred in connection with the diligence and negotiation of the Commitment Letter and preparation of the documentation for the Credit Facility, whether or not the Credit Facility is consummated.
     The Commitment Letter provides that the terms of the Credit Facility will include a limit on the revolving credit available of the lesser of $25,000,000 and the sum of (a) 85% of the net amount of Akorn’s eligible accounts receivable, plus (b) the lesser of (y) 50% of Akorn’s eligible finished goods inventory valued at the lower of cost or market value and (z) 85% of the net orderly liquidation value of Akorn’s eligible finished goods inventory, plus (c) 85% of Akorn’s net orderly liquidation value of the eligible equipment, plus (d) 50% of Akorn’s distressed value of the eligible real estate.
     The term of the Credit Facility is expected to be 4 years and includes an incremental facility of up to $10,000,000, provided that certain events have not occurred. Akorn will pay interest on the outstanding principal balance under the Credit Facility at a rate equal to its choice of a floating base rate plus a margin to be determined or LIBOR plus a margin to be determined. The Credit Facility will be secured by a first priority perfected security interest in substantially all existing and after-acquired real and personal property of Akorn and its subsidiary and the Credit Facility will be guaranteed by Akorn’s subsidiary. Akorn will also be expected to pay (i) a closing fee equal to a yet to be specified percentage of the amount of the Credit Facility; (ii) an annual administration fee; (iii) a break-up, if applicable, in the amount of $125,000; and (iv) all reasonable costs incurred in connection with the diligence and negotiation of the Commitment Letter and preparation of the documentation for the Credit Facility.
     The Commitment Letter also provides that the terms of the Credit Facility will include (i) mandatory prepayments upon the happening of certain events, including, certain sales of assets or securities as well as the receipt of certain insurance proceeds, (ii) payment of an unused commitment fee, in a percentage to be determined, on the average unused daily balance of the Credit Facility, and (iii) certain financial covenants, expected to include, but not be limited to, minimum liquidity, tangible net worth, fixed charge coverage ratio and EBITDA.
     The commitment of GE for the Credit Facility is subject to, among other things, the negotiation and execution of definitive agreements and other customary terms and conditions. There can be no assurance that Akorn will enter into the Credit Facility or that the Credit Facility will occur on the terms and conditions described herein.
     The description of the Commitment Letter herein is only a summary and is qualified in its entirety by the full text of such document, which is filed as an exhibit hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.
10.1	Commitment Letter dated November 2, 2008, by and between Akorn, Inc. and General Electric Capital Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.
By:	/s/ Jeffrey A. Whitnell
Jeffrey A. Whitnell
Chief Financial Officer, Treasurer and Secretary

Date: November 4, 2008